UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 6,  2018

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Pulse Biosciences, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	001-37744	46-5696597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3957 Point Eden Way

Hayward, California 94545

(Address of principal executive offices, including zip code)

(510) 906-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 4.01 Change in Registrant's Certifying Accountant

(a) Dismissal of Previous Independent Registered Public Accounting Firm

Pulse Biosciences, Inc. (the “Company”), at the direction of the Audit Committee of the Board of Directors (the “Audit Committee”), on April  6, 2018 (the “Effective Date”), notified Gumbiner Savett Inc. (“Gumbiner”) that it was terminating Gumbiner’s engagement as the Company’s independent registered public accounting firm, effective as of the Effective Date.

Gumbiner’s reports on the Company’s financial statements for the fiscal years ended December 31, 2017 and 2016, respectively, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2017 and 2016, respectively, and the subsequent interim period through April 6, 2018, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, with Gumbiner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Gumbiner, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

During the year ended December 31, 2016, there were reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K. As previously disclosed, in connection with the audit of our financial statements as of and for the year ended December 31, 2016, we identified a material weakness in our internal control over financial reporting. The material weakness related to a lack of effective controls to adequately restrict access and segregate duties. Specifically, due to the limited number of staff in our accounting function, certain personnel had the ability to prepare and post journal entries without a qualified independent review performed by someone without this ability. During 2017, we executed our remediation plan for this material weakness. Our remediation activities included (1) documenting and assessing the design and operation of internal controls over financial reporting, including implementation of independent review, approval, and monitoring of journal entries by a person independent from the preparer of journal entries, (2) increasing the staffing levels in the accounting function to segregate accounting functions and (3) training of accounting personnel to further educate the staff on the needs for internal controls over financial reporting, including appropriate segregation of duties. We tested such newly established policies, procedures, and control activities designed to address the above-described material weakness. As a result, we believe that this material weakness was remediated as of December 31, 2017.

The Company has provided Gumbiner with the above disclosures, and has requested Gumbiner to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by the Company and, if not, stating the respects in which it does not agree. Gumbiner’s letter is being filed as Exhibit 16.01 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On April 6, 2018, the Audit Committee approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm, effective April 6, 2018. During the Company’s two most recent fiscal years ended December 31, 2017 and 2016, and the subsequent interim period through April 6, 2018, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

 Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.01	Letter from Gumbiner Savett Inc. to the Securities and Exchange Commission dated April 6, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulse Biosciences, Inc.

By:	/s/ Brian B. Dow
Brian B. Dow Chief Financial Officer, Senior Vice President, Secretary and Treasurer (Principal Financial and Principal Accounting Officer)

Date: April 11,  2018